EXHIBIT 10.2
                    MACDERMID, INCORPORATED
                   1995 EQUITY INCENTIVE PLAN

                    Effective May 15, 1995

      1. PURPOSES.  The purposes of the MacDermid, Incorporated 1995
Equity Incentive Plan (the "Plan") are (a) to enable MacDermid, Incorporated and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") to provide to its employees the means to acquire a proprietary interest in the Company, in order that such persons will have additional financial incentives to contribute to the Company's growth and profitability, and (b) to enhance the ability of the Company to attract and retain individuals of outstanding ability upon whom the success of the Company will depend. The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of restricted stock, all as more fully described below.

     2. ADMINISTRATION. The Plan shall be administered by a committee of not fewer than two members of the Board of Directors of the Company (the "Board"). Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended (the "Act") and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder. The Committee may adopt such rules and regulations as it may deem necessary or advisable for the administration of the Plan. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act or any successor provision.

     3. PARTICIPANTS. All employees of the Company shall be eligible to receive Awards and thereby become participants in the Plan. In granting Awards the Committee may include or exclude previous participants in the Plan as the Committee may determine. Receipt of an Award shall in no way be deemed to constitute a consent to or promise of continued employment by the Company.

     4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided herein, an aggregate of up to 50,000 shares of the Common Stock, without par value per share (the "Common Stock"), shall be available for issuance under the Plan. Such shares may be authorized and unissued shares or shares held in the Company's treasury. If any Award in respect of shares of Common Stock is forfeited for any reason or settled in a manner that results in fewer shares of Common Stock outstanding than were initially awarded, including without limitation the surrender of shares of Common Stock in payment of any tax obligation on the Award, the shares of Common Stock subject to such Award or so surrendered, as the case may be, to the extent of such forfeiture or decrease, shall again be available for award under the Plan.


     5. GRANT OF AWARDS.

        (a) Subject to the provisions of the Plan, the Committee may award shares of restricted stock to a participant under the Plan. A restricted stock Award entitles the recipient to acquire, for a purchase price equal to or exceeding par value, shares of Common Stock subject to the restrictions described in Section 6 below ("Restricted Stock"). A maximum of 25,000 shares of Restricted Stock may be awarded by the Committee in any year.

        (b) Subject to the provisions of the Plan, the Committee shall determine the persons to whom Awards are to be granted, the size of the Award and all other terms and conditions of the Award, provided, however, that in the case of a Plan participant who is also then a participant in a Company annual bonus plan, any Award granted by the Committee to such participant shall be comprised of:

             (i) That number of shares of Restricted Stock having a fair market value as of the date of the Award, as determined in good faith by the Committee, equal to twenty (20) percent of the annual bonus payout awarded to the participant under the applicable bonus plan (such Award to be in lieu of payment of the allocable bonus amount); plus

             (ii) That additional number of shares, if any, which the Committee in its sole discretion determines is appropriate to award to the participant for long-term compensation and which is a fraction or multiple of the number of shares awarded to the participant under the immediately preceding clause (i);

provided, further, however, that in no event shall the fair market value of shares awarded to any participant under the preceding clauses (i) and
(ii) exceed in any year one hundred (100) percent of the annual bonus payout awarded to the participant under the applicable bonus plan.

     6. TERMS OF RESTRICTED STOCK.

        (a) A participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

        (b) A participant who receives Restricted Stock will have all rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in this Section 6 and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until
(i) such shares are free of all restrictions under the Plan and (ii) the participant provides for payment to (or withholding by) the Company of all amounts, if any, required under then applicable provisions of the Code and state and local tax laws to be withheld with respect to the issuance of such shares to the participant.

        (c) Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except to the Company (if the Company agrees to purchase the shares) for an amount equal to the price paid for the shares, for a period of four (4) years from the date of issuance pursuant to an Award; provided, however, that the Committee in its sole discretion may determine from time to time for any reason to waive in whole or in part the restrictions applicable to any shares prior to the expiration of such four (4) year period.

        (d) If the employment of a holder of shares of Restricted Stock is terminated for any reason other than death, retirement in accordance with the Company's qualified pension plan at or after attainment of age sixty (60), permanent disability or involuntary termination without cause, while the shares are subject to the restrictions described in the immediately preceding paragraph, the holder shall be required to sell such shares to the Company for the price paid therefor by the holder, and all rights of the holder with respect to such shares shall be immediately canceled, unless the Company declines in writing to purchase the shares.

        (e) If the employment of a holder of shares of Restricted Stock is terminated for retirement in accordance with the Company's qualified pension plan at or after attainment of age sixty (60), and the Committee, at any time while the shares are subject to the restrictions described in paragraph (c) above, determines that the holder, either before or after termination of the holder's employment by the Company,

             (i) has committed an act of misconduct for which he or she could have been discharged for cause by the Company, or

             (ii) has engaged, directly or indirectly, in competition with the Company, whether as an officer, employee, agent, proprietor or otherwise of, or by having any material investment or other material interest in, any business that involves in whole or in part any product or device similar to or competitive with any product or device sold by the Company during the employment of the holder or under active development by the Company at the time of the holder's cessation of employment, the holder shall be required to sell such shares to the Company for the price paid therefor by the holder, and all rights of the holder with respect to such shares shall be immediately canceled, unless the Company declines in writing to purchase the shares.

        (f) If the employment of a holder of shares of Restricted Stock is terminated due to involuntary termination without cause, while the shares are subject to the restrictions described in paragraph (c) above, the restrictions on such shares shall be deemed to have lapsed in annual installments as follows: twenty-five (25) percent on the first anniversary of the date of award of such shares and twenty-five (25) percent on each of the next three anniversaries of such date (reduced in the event of any resulting fraction to the next lowest whole number).

        (g) If the employment of a holder of shares of Restricted Stock is terminated due to death or permanent disability, while the shares are subject to the restrictions described in paragraph (c) above, the restrictions on such shares shall lapse as of the date of such event, and the holder shall be free to dispose of the shares without further restriction.

        (h) The restrictions imposed under this Section 6 shall apply as well to all shares or other securities issued in respect of shares in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spinoff, split-off, merger, consolidation or reorganization. Any stock certificate issued in respect of shares awarded under the Plan shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such shares.

     7. CONDITIONS TO EFFECTIVENESS OF THE PLAN. The Plan shall not become effective, and any Awards granted under the Plan shall not be effective, unless and until the Plan shall have been duly approved by the shareholders of the Company.

     8. AMENDMENT AND TERMINATION. The Board by resolution at any time may amend, suspend or terminate the Plan, provided that (a) no such action shall be taken which impairs the rights of any participant under any outstanding Award, without such participant's consent, and (b) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act, or any successor provision.

     9. EFFECT OF CHANGES IN COMMON STOCK. If the Company shall combine, subdivide or reclassify the shares of Common Stock which have been or may be awarded under the Plan, or shall declare thereon any dividend payable in shares of Common Stock, or shall take any other action of a similar nature affecting the Common Stock, then the number and class of shares of stock as to which Awards may thereafter be granted (in the aggregate and to any participant) shall be appropriately adjusted and, in the case of each Award outstanding at the time of any such action, the number and class of shares subject to such Award shall likewise be appropriately adjusted, all to such extent as may be determined by the Committee in its sole discretion, with the approval of counsel, to be necessary to preserve unimpaired the rights of the participant. Each and every such determination shall be conclusive and binding upon the participants.

     10. EFFECT OF REORGANIZATIONS. In case of any one or more reclassifications, changes or exchanges of outstanding shares of Common Stock or other stock (other than as provided in Section 11), or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations or reorganizations (other than consolidations with a subsidiary in which the Company is the continuing corporation and which do not result in any reclassifications, changes or exchanges of shares of the Company), or in case of any one or more sales or conveyances to any other corporation of the property of the Company as an entirety, or substantially as an entirety, any and all of which are hereinafter in this Section called "Reorganizations," a participant shall have the right, upon any subsequent receipt of shares pursuant to an Award, to acquire the same kind and amount of securities and property which such participant would then have if such participant had received such shares immediately before the first of any such Reorganizations and continued to hold all securities and property which came to such participant as a result of that and subsequent Reorganizations, less all securities and property surrendered or canceled pursuant to any of the same, the adjustment rights in Section 9 and this Section 10 being continuing and cumulative.

     Notwithstanding any provision of Section 6 or any foregoing provision of this Section 10 to the contrary, the Committee shall have the right in connection with any Reorganization, upon not less than thirty (30) days' written notice to the participants, to terminate all outstanding Awards. In connection with such termination, the Committee in its discretion, prior to the effective date of the reorganization, may remove the restrictions from some or all outstanding shares of Restricted Stock.

     11. CHANGE IN CONTROL. In the event that at any time after the effective date of the Plan the Company shall have a "Principal
Stockholder," as hereinafter defined, then notwithstanding anything to the contrary contained herein, upon the date such event occurs, all restrictions imposed pursuant to Section 6 with respect to shares shall immediately lapse, unless the Board by unanimous vote of members who served as directors before such event and who constitute at least fifty-one
(51) percent of the Board determines otherwise.

     For purposes of this Section 11, (a) the term "Principal
Stockholder" means any corporation, person or other entity ("person") owning beneficially, directly or indirectly, shares of the capital stock of the Company entitled to cast twenty-five percent (25%) or more of the votes at the time entitled to be cast generally in the election of Directors by all of the outstanding shares of all classes of capital stock of the Company (other than any such shares held by any qualified employee benefit plan maintained by the Company), considered for purposes
of this Section 11   as one class; (b) in determining such ownership, a
person shall be deemed to be the beneficial owner of any shares of capital stock of the Company which are beneficially owned, directly or indirectly, by any other person (i) with which it or its "affiliate" or "associate," as hereinafter defined, has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of capital stock of the Company or (ii) which is its "affiliate" or "associate;" (c) a person shall be deemed to be an "affiliate" of, or affiliated with, a specified person if such person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and (d) the term "associate" used to indicate a relationship with any person shall mean (A) any corporation or organization (other than the Company or any subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity security, (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     12. GENERAL PROVISIONS.

         (a) Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provision, any Common Stock or other equity security offered under the Plan to a person subject to Section 16 of the Act may not be sold for at least six months after acquisition.

         (b) Each Award under the Plan shall be evidenced by a writing delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax or regulatory laws and accounting principles.

         (c) The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (d) No Award may be transferred other than by will or by the laws of descent and distribution.

         (e) When a participant purchases Restricted Stock pursuant to an Award for a price equal to the par value of the Restricted Stock, the Committee in its discretion may determine that such price has been satisfied by past services rendered by the participant.

     13. INTERPRETATION. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs and legal representatives. Any rule or regulation adopted by the Committee (whether under the authority of this Section or Section 2 above) shall remain in full force and effect unless and until altered, amended or repealed by the Committee.